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                                                                   Exhibit 10.19


                            CONTRIBUTION AGREEMENT


       This CONTRIBUTION AGREEMENT (this "AGREEMENT") dated as of July 3, 2000, is by and among AMERICA ONLINE, INC., a Delaware corporation ("AOL"), RIVERVIEW MEDIA CORP., a British Virgin Islands corporation ("ODC"), AMERICA ONLINE LATIN AMERICA, S.L., a limited liability company organized under the laws of the Kingdom of Spain (the "COMPANY"), and AMERICA ONLINE LATIN AMERICA, INC., a Delaware corporation ("AOLA").


                            R E C I T A L S
                            ---------------

       A. AOL is the owner of all of the outstanding capital stock of AOL Latin America Holdings, Inc., a Delaware corporation, which in turn owns 50% of the limited liability company interests in the Company.

       B. ODC is the owner of 98.04% of the outstanding capital stock of Federal Communications Corp., a corporation organized under the laws of the Oriental Republic of Uruguay, which in turn owns 50% of the limited liability company interests in the Company.

       C. AOL and ODC have formed AOLA to act as a holding company that will hold the outstanding equity interests of the Company and, indirectly, the equity interests of the operating entities to conduct the business currently being conducted by the Company and its subsidiaries, and have filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission relative to shares of Class A Common Stock, par value $0.01 per share, of AOLA in connection with the contemplated offering of such Class A Common Stock to the public upon the effectiveness of the Registration Statement.

       D. AOL and ODC have each agreed to contribute additional capital to the Company and AOLA as set forth herein.

       NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  AGREEMENT TO CONTRIBUTE.
              -----------------------

     (a) Each of AOL and ODC (each, a "Contributing Party") shall make an additional contribution in cash on, or at such Contributing Party's election, before
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December 31, 2000 to the capital of the Company or AOLA, as set forth in Section
1(c) hereof, in an amount equal to the difference between $35,000,000 and the aggregate amounts which may be contributed by such Contributing Party to the capital of the Company or AOLA pursuant to Section 1(b) hereof on or after the date hereof and prior to December 31, 2000.

     (b) Each Contributing Party shall make additional equal capital contributions in cash from time to time up to an aggregate of $35,000,000 each on an "as needed" basis to pay expenses, liabilities and obligations of, and fund additional working capital needs of, the Company or AOLA, as set forth in
Section 1(c), upon at least three (3) days' advance written notice (which shall specify the amount to be contributed and the due date thereof) from the Steering Committee (if prior to the consummation of the Reorganization (as defined below)) or from the Special Committee (if following the consummation of the Reorganization) each, a "DRAWDOWN NOTICE"). The determination of "as needed" shall be made by the Steering Committe or the Special Committee, as applicable; provided, that Drawdown Notices shall in all events be delivered prior to any such time, if any, as the Company or AOLA determines to raise funds through the issuance or sale of equity (other than in a "strategic" deal, the principal purpose of which is not to raise funds to pay expenses, liabilities or obligations of the Company or AOLA) or the incurrence of indebtendness for borrowed money.

     (c) The capital contributions referred to in Sections 1(a) and 1(b) shall be made to the capital of (i) if the reorganization ("Reorganization") contemplated by that certain Contribution Agreement among the parties hereto which was executed in connection with that certain Escrow Agreement dated as of January 1, 2000 has not been consummated prior to the date on which such capital contribution is to be made, the Company, and (ii) if the Reorganization has been consummated on or prior to the date on which such capital contribution is to be made, AOLA. All capital contributions shall be made to an account designated by the Company or AOLA, as appropriate. Neither Contributing Party shall be entitled to receive any additional interests in the Company or AOLA as a result of making the capital contributions contemplated hereby.

     (d) The parties agree that no capital contribution by either Contributing Party shall be deemed effective until such time as both Contributing Parties have made such Capital Contribution.

          2.  REPRESENTATIONS AND WARRANTIES.
              ------------------------------

          (a) To induce ODC to enter into this Agreement, AOL represents and warrants to ODC that:

               (i) AOL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to enter into this Agreement and to perform its obligations hereunder.
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               (ii)  This Agreement has been duly authorized, executed and delivered by AOL and constitutes the legal, valid and binding obligation of AOL, enforceable against it in accordance with its terms.

          (b) To induce AOL to enter into this Agreement, ODC represents and warrants to AOL as follows:

               (i) ODC is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power, authority to enter into this Agreement and to perform its obligations hereunder.

               (ii) This Agreement has been duly authorized, executed and delivered by ODC and constitutes the legal, valid and binding obligation of ODC, enforceable against it in accordance with its terms.

          3. ASSIGNMENT.
             ----------

     No party may assign this Agreement or any of its rights hereunder for any purpose whatsoever without the prior written consent of the other parties hereto, which consent may be granted or withheld in the other parties' sole discretion, and any purported assignment or assignments of this Agreement without obtaining such consent shall be absolutely void and of no force or effect.

          4.  TERMINATION.
              -----------

       4.1 TERMINATION. This Agreement may be not be terminated except with the consent of all parties hereto.

       4.2 EFFECT OF TERMINATION. Except as provided in this Section 4.2, upon the termination of this Agreement pursuant to Section 4.1, this Agreement shall be of no further force or effect, except for Section 9, which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

          5.  NOTICES.
              -------

     All notices, demands, requests, consents or other communications required or permitted to be given or made under this Agreement shall be in writing and signed by the party giving the same and shall be deemed given or made when given by personal service or recognized air courier service or facsimile transmission, to the intended recipient at the
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address set forth below or any other address of which prior written notice has been given:


If to AOL:            America Online, Inc.
                      22000 AOL Way
                      Dulles, VA  20166-9323, USA
                      Attn:  President, AOL International
                      Fax No.:  (703) 265-2502

If to the Company:    America Online Latin America, S.L.
                      6600 N. Andrews Avenue, Suite 500
                      Fort Lauderdale, FL  33309, USA
                      Attn:  President
                      Fax No.:  (954) 772-7089

  with a copy to:     Mintz, Levin, Cohn, Ferris,
                      Glovsky and Popeo, P.C.
                      One Financial Center
                      Boston, MA  02111, USA
                      Attn:  Peter S. Lawrence, Esquire
                      Fax No.:  (617) 542-2241

If to AOLA:           America Online Latin America, Inc.
                      6600 N. Andrews Avenue, Suite 500
                      Fort Lauderdale, FL  33309, USA
                      Attn:  President
                      Fax No.:  (954) 772-7089

  with a copy to:     Mintz, Levin, Cohn, Ferris,
                      Glovsky and Popeo, P.C.
                      One Financial Center
                      Boston, MA  02111, USA
                      Attn:  Peter S. Lawrence, Esquire
                      Fax No.:  (617) 542-2241

If to ODC:            Riverview Media Corp.
                      325 Waterfront Drive
                      Wickham's Cay
                      Road Town, Tortola
                      British Virgin Islands
                      Attn:  General Counsel
                      Fax No.:  (284) 494-4980
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   with a copy to:    Finser Corporation
                      550 Biltmore Way, Suite 900
                      Coral Gables, FL  33134, USA
                      Attn:  General Counsel
                      Fax No.:  (305) 447-1389

          6.  INCORPORATION OF PRIOR AGREEMENTS.
              ---------------------------------

     This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest.

          7.  SECTION HEADINGS.
              ----------------

     Headings at the beginning of Sections and Paragraphs of this Agreement are solely for convenience and are not a part of this Agreement.

          8.  TIME IS OF THE ESSENCE.
              ----------------------

     Time is of the essence of this Agreement.

          9. GOVERNING LAW; FORUM AND VENUE; CONSTRUCTION.
             --------------------------------------------

     This Agreement and the transaction herein contemplated shall be construed in accordance with and governed by the laws of the State of Delaware without reference to its conflicts of laws provisions. The parties hereto agree that, to the extent permissible under applicable laws and rules of court procedure, any action or proceeding between or among any of the parties with respect to this Agreement shall be commenced only in a court of competent jurisdiction in the State of Delaware, and in no other jurisdiction. The parties hereto have participated fully in the negotiation and preparation of this Agreement and, accordingly, this Agreement shall not be more strictly construed against any one of the parties.


               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                            AMERICA ONLINE, INC.



                            By: /s/ Raymond G. Murphy
                               -----------------------------------
                               Name: Raymond G. Murphy
                               Title: Senior Vice President, Treasury



                            RIVERVIEW MEDIA CORP.



                            By: /s/ Christina Pieretti
                               -----------------------------------
                               Name: Christina Pieretti
                               Title:



                            AMERICA ONLINE LATIN AMERICA, S.L.



                            By: /s/ Charles Herington
                               -----------------------------------
                               Name: Charles Herington
                               Title: President


                            AMERICA ONLINE LATIN AMERICA, INC.



                            By: /s/ Charles Herington
                               -----------------------------------
                               Name: Charles Herington
                               Title: President